Exhibit 10.75
Subsidiary Guarantor Supplement
THIS SUBSIDIARY GUARANTOR SUPPLEMENT (the “Subsidiary Guarantor Supplement”), dated as of December 30, 2021 is made by CARLING TECHNOLOGIES, INC., a Connecticut corporation (the “Additional Subsidiary Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:
Preliminary Statements:
    I.    Pursuant to the Note Purchase Agreement dated as of December 8, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Littelfuse Netherland C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands (together with any successor thereto that becomes a party to the Note Agreement pursuant to Section 10.2, the “Company”) and Littelfuse, Inc., a Delaware corporation (the “Parent Guarantor” and, together with the Company, the “Obligors”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Obligors have issued and sold (i) €117,000,000 aggregate principal amount of its 1.14% Senior Notes, Series A, due December 8, 2023 (the “Series A Notes”) and (ii) €95,000,000 aggregate principal amount of its 1.83% Senior Notes, Series B, due December 8, 2028 (the “Series B Notes” and together with the Series A Notes as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes” and individually a “Note”).
    II.    The Obligors are required pursuant to the Note Agreement to cause the Additional Subsidiary Guarantor to deliver this Subsidiary Guarantor Supplement in order to cause the Additional Subsidiary Guarantor to become a Subsidiary Guarantor under the Subsidiary Guaranty Agreement dated as of December 8, 2016 executed by certain Subsidiaries of the Obligors (together with each entity that from time to time becomes a party thereto by executing a Subsidiary Guarantor Supplement pursuant to Section 15.1 thereof, collectively, the “Subsidiary Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”).
    III.    The Additional Subsidiary Guarantor has received and will receive substantial direct and indirect benefits from the Obligors’ compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.
    IV.    Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.
Now therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Obligors to comply with the terms of the Note Agreement, the Additional Subsidiary Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Subsidiary Guarantor hereby becomes a Subsidiary Guarantor (as defined in the Subsidiary Guaranty Agreement) for all purposes of the Subsidiary Guaranty Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby (a) jointly and severally with the other Subsidiary Guarantors under the Subsidiary Guaranty Agreement (including the other Additional Subsidiary Guarantors party to this Subsidiary Guarantor Supplement), guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Subsidiary Guaranty Agreement) in the same manner and to the same extent as is provided in the Subsidiary Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Subsidiary Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Subsidiary Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Subsidiary Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 15.6 of the Subsidiary Guaranty Agreement.
Notice of acceptance of this Subsidiary Guarantor Supplement and of the Subsidiary Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Subsidiary Guarantor.
The address for notices and other communications to be delivered to the Additional Subsidiary Guarantor pursuant to Section 14 of the Subsidiary Guaranty Agreement is set forth on the signature page below.
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In Witness Whereof, the Additional Subsidiary Guarantor has caused this Subsidiary Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

CARLING TECHNOLOGIES, INC.

By: /s/ Hans Weinburger
Name: Hans Weinburger
Title: Secretary

Notice Address for the Additional Subsidiary Guarantor:

c/o Littelfuse, Inc.
Attention: Legal Department
8755 W. Higgins Road, Suite 500
Chicago, IL 60631